UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2011

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Retirement of Chief Executive Officer

On December 29, 2011, as anticipated and previously disclosed by Comfort Systems USA, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) accepted the formal resignation of William F. Murdy as the Company’s Chief Executive Officer, which was effective at midnight on December 29, 2011. Mr. Murdy will continue to serve the Company as non-executive Chairman of the Board.

(c)           New Chief Executive Officer Appointed

On December 29, 2011, based on the recommendation of its nominating and corporate governance committee, the Board appointed Brian Lane, the Company’s President and Chief Operating Officer, as the Company’s new Chief Executive Officer beginning December 30, 2011. Mr. Lane, age 54, joined the Company in 2003 and has served as the Company’s President and Chief Operating Officer since March 2010 and as a director since November 2010.

Attached as Exhibit 99.1 is a copy of a press release of the Company, dated December 30, 2011, announcing that the Company’s Board has formally accepted Mr. Murdy’s resignation as Chief Executive Officer and named Mr. Lane as the Company’s new Chief Executive Officer.

(e)           Salary Adjustment

Mr. Lane will continue to be a beneficiary of the Company’s Executive Severance Policy and has a Change-in-Control Agreement that contains a non-compete provision and also provides for a Change-in-Control equal to two times Mr. Lane’s annual base salary plus the greater of his current bonus or the average of the prior three years’ bonuses (whichever is great). Effective January 1, 2012, Mr. Lane’s base salary will increase to $500,000 USD, and his annual performance initiative will consist of a performance component as well as a discretionary component and will, in the aggregate, range from 0 percent to 100 percent of his annual salary.

Succession Bonus

As previously disclosed, the Board’s compensation committee approved a bonus award to Mr. Murdy in connection with the election of the successor to the position of Chief Executive Officer of the Company. The bonus award was provided to Mr. Murdy on December 29, 2011, and consisted of a one-time payment of $1,000,000 USD.

Non-Executive Chairman Fee

As previously disclosed, as non-executive Chairman of the Board, Mr. Murdy will receive a $125,000 flat director fee.

ITEM 9.01             Financial Statements and Exhibits

The following Exhibits are included herein:

Exhibit 99.1 Press Release of Comfort Systems USA, Inc. dated December 30, 2011 announcing that William F. Murdy has resigned as Chief Executive Officer and that Brian E. Lane has been appointed the new Chief Executive Officer of Comfort Systems USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

		By:	/s/ Trent T. McKenna
Trent T. McKenna, Vice President and
General Counsel

Date:	January 3, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1

Press Release of Comfort Systems USA, Inc. dated December 30, 2011 announcing that William F. Murdy has resigned as Chief Executive Officer and that Brian E. Lane has been appointed the new Chief Executive Officer of Comfort Systems USA.